                                                                  Exhibit 10(i)d

================================================================================


                                   $90,000,000
                       364-DAY REVOLVING CREDIT AGREEMENT


                                      among


                            COMMERCIAL METALS COMPANY
                                     Company


                           HSBC SECURITIES (USA) INC.
                                  Lead Arranger


                                  HSBC BANK USA
                              Administrative Agent


                       THE BANK OF TOKYO-MITSUBISHI, LTD.
                                Syndication Agent


                                MELLON BANK, N.A.
                               Documentation Agent


                                       and


                                 HSBC BANK USA,
                       THE BANK OF TOKYO-MITSUBISHI, LTD.
                               MELLON BANK, N.A.,
                              BANK OF AMERICA, N.A.
                                       and
                                  COMERICA BANK
                                     Lenders


                           Dated as of August 15, 2001


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1. DEFINITIONS AND TERMS ..........................................   1
      1.01 Definitions ....................................................   1
      1.02 Other Interpretive Provisions ..................................  15
      1.03 Accounting Principles ..........................................  16

SECTION 2. THE CREDITS ....................................................  16
      2.01 Amounts and Terms of Commitments ...............................  16
      2.02 Loan Accounts; Notes ...........................................  16
      2.03 Procedure for Committed Borrowing ..............................  17
      2.04 Conversion and Continuation Elections for Committed Borrowings .  18
      2.05 Competitive Bid Borrowings .....................................  19
      2.06 Procedure for Competitive Bid Borrowings .......................  19
      2.07 Termination or Reduction of Commitments ........................  23
      2.08 Optional Prepayments ...........................................  23
      2.09 Repayment ......................................................  24
      2.10 Interest .......................................................  24
      2.11 Fees ...........................................................  25
      2.12 Computation of Fees and Interest ...............................  25
      2.13 Payments by Company ............................................  26
      2.14 Payments by Lenders to Administrative Agent ....................  26
      2.15 Sharing of Payments, Etc .......................................  27
      2.16 Extension and Term Loan Option .................................  27
      2.17 Increased Commitments ..........................................  30

SECTION 3. TAXES, YIELD PROTECTION AND ILLEGALITY .........................  30
      3.01 Taxes ..........................................................  30
      3.02 Illegality .....................................................  32
      3.03 Increased Costs and Reduction of Return ........................  32
      3.04 Funding Losses .................................................  33
      3.05 Inability to Determine Rates ...................................  34
      3.06 Certificates of Lenders ........................................  34
      3.07 Substitution of Lenders ........................................  34
      3.08 Survival .......................................................  35

SECTION 4. CONDITIONS PRECEDENT ...........................................  35
      4.01 Conditions of Closing ..........................................  35
      4.02 Conditions to All Borrowings ...................................  36

SECTION 5. REPRESENTATIONS AND WARRANTIES .................................  36
      5.01 Subsidiaries ...................................................  36
      5.02 Corporate Organization and Authority ...........................  36
      5.03 Financial Statements ...........................................  37
      5.04 Indebtedness ...................................................  37
      5.05 Full Disclosure ................................................  37
      5.06 Pending Litigation .............................................  37
      5.07 Title to Properties ............................................  38


                                      (i)

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            Page
                                                                            ----
      5.08 Patents and Trademarks .........................................  38
      5.09 Loan Documents are Legal and Authorized ........................  38
      5.10 No Defaults ....................................................  38
      5.11 Governmental Consent ...........................................  38
      5.12 Taxes ..........................................................  38
      5.13 Use of Proceeds ................................................  39
      5.14 ERISA ..........................................................  39
      5.15 Compliance with Law ............................................  39
      5.16 Compliance with Environmental Laws .............................  39
      5.17 Regulated Company ..............................................  40

SECTION 6. COVENANTS ......................................................  40
      6.01 Corporate Existence, Etc .......................................  40
      6.02 Insurance ......................................................  40
      6.03 Taxes, Claims for Labor and Materials, Compliance with Laws ....  40
      6.04 Maintenance, Etc ...............................................  41
      6.05 Nature of Business .............................................  41
      6.06 Limitation on Liens ............................................  41
      6.07 Mergers, Consolidations and Sales of Assets ....................  42
      6.08 Guaranties .....................................................  43
      6.09 Transactions with Affiliates ...................................  44
      6.10 Termination of Pension Plans ...................................  44
      6.11 Reports and Rights of Inspection ...............................  44
      6.12 Interest Coverage Ratio ........................................  46
      6.13 Consolidated Funded Debt .......................................  46
      6.14 Speculative Hedges .............................................  46
      6.15 Principal Domestic Subsidiaries ................................  46

SECTION 7. EVENTS OF DEFAULT ..............................................  47
      7.01 Event of Default ...............................................  47
      7.02 Remedies .......................................................  48
      7.03 Rights Not Exclusive ...........................................  48

SECTION 8. ADMINISTRATIVE AGENT ...........................................  49
      8.01 Appointment and Authorization of Administrative Agent ..........  49
      8.02 Delegation of Duties ...........................................  49
      8.03 Liability of Administrative Agent ..............................  49
      8.04 Reliance by Administrative Agent ...............................  50
      8.05 Credit Decision ................................................  50
      8.06 Indemnification of Administrative Agent ........................  51
      8.07 Administrative Agent in Individual Capacity ....................  51
      8.08 Successor Administrative Agent .................................  51

SECTION 9. MISCELLANEOUS ..................................................  52
      9.01 Amendments and Waivers .........................................  52
      9.02 Notices ........................................................  53


                                      (ii)

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            Page
                                                                            ----
      9.03 No Waiver; Cumulative Remedies .................................  53
      9.04 Costs and Expenses .............................................  54
      9.05 Company Indemnification ........................................  54
      9.06 Payments Set Aside .............................................  54
      9.07 Successors and Assigns .........................................  55
      9.08 Assignments, Participations, etc ...............................  55
      9.09 Confidentiality ................................................  56
      9.10 Set-off ........................................................  57
      9.11 Notification of Addresses, Lending Offices, Etc ................  57
      9.12 Counterparts ...................................................  57
      9.13 Severability ...................................................  57
      9.14 No Third Parties Benefited .....................................  57
      9.15 GOVERNING LAW AND JURISDICTION .................................  57
      9.16 WAIVER OF JURY TRIAL ...........................................  58
      9.17 ENTIRE AGREEMENT ...............................................  58


Schedule 2.01 - Commitments

Schedule 5.01 - Subsidiaries

Schedule 5.04 - Funded Debt and Capitalized Leases

Schedule 6.06 - Liens

Schedule 9.02 - Notice Addresses

Exhibit A - Notice of Borrowing

Exhibit B - Notice of Conversion/Continuation

Exhibit C - Opinion of Counsel

Exhibit D - Assignment and Acceptance

Exhibit E - Invitation for Competitive Bids

Exhibit F - Competitive Bid Request

Exhibit G - Competitive Bid

Exhibit H - Competitive Bid Loan Note

Exhibit I - Revolving Term Note

Exhibit J - Notice of Term Loan Interest Rate Selection

Exhibit K - Principal Domestic Subsidiaries Guaranty


                                     (iii)

                       364-DAY REVOLVING CREDIT AGREEMENT


      THIS 364-DAY REVOLVING CREDIT AGREEMENT is entered into as of August 15, 2001, among COMMERCIAL METALS COMPANY ("Company"), a Delaware corporation, certain Lenders (hereinafter defined), and HSBC BANK USA, as Administrative Agent (hereinafter defined) for Lenders.

      Company has requested that Lenders extend to Company a revolving credit facility for working capital and other general corporate purposes, including the purchase or repayment of Company's commercial paper. Lenders are willing to extend the requested credit on the terms and conditions of this Agreement.

      ACCORDINGLY, for adequate and sufficient consideration, Company, Lenders, and Administrative Agent agree as follows:

SECTION 1. DEFINITIONS AND TERMS

      1.01  Definitions. As used in the Loan Documents:

      "Absolute Rate" has the meaning specified in Section 2.06(c).

      "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.06.

      "Absolute Rate Competitive Bid Loan" means a Competitive Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

      "Administrative Agent" means HSBC in its capacity as administrative agent for Lenders hereunder, and any successor agent arising under Section 8.08.

      "Administrative Agent-Related Persons" means Administrative Agent and any successor agent arising under Section 8.08, together with their respective Affiliates (including, in the case of HSBC Securities (USA) Inc., as the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons.

      "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 9.02 or such other address as Administrative Agent may from time to time specify.

      "Affected Lender" has the meaning specified in Section 3.07.

      "Affiliate" means any Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of another Person or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by another Person; provided that, in the case of Company, a Subsidiary shall not be deemed to be an Affiliate. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

      "Agreement" means this Credit Agreement, as the same may be amended, supplemented and restated.

      "Alternate Base Rate" means, for any day, the rate per annum equal to the higher of (a) the sum of the Federal Funds Rate for such day plus 0.5% or (b) the Prime Rate for such day. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

      "Alternate Base Rate Committed Loan" means a Committed Loan that bears interest based on the Alternate Base Rate, and, if applicable, means each Segment of the Term Loans with respect to which Company has selected an interest rate to be determined for an Alternate Base Rate Committed Loan.

      "Applicable Margin" means at all times the percent per annum in excess of the applicable Alternate Base Rate or Eurodollar Rate payable by Company as set forth in the table below:

            Pricing   Pricing   Pricing    Pricing   Pricing    Pricing
            Level I   Level II  Level III  Level IV  Level V    Level VI
            -------   --------  ---------  --------  -------    --------
Senior      A or A2   A- or     BBB+ or    BBB or    BBB-       Not
Unsecured   or        A3        Baal       Baa2      and Baa3   Pricing
Debt        higher                                              Level I -V
Rating

Eurodollar  .425%     .535%     .750%      .850%     1.050%     1.250%
Rate

Alternate   0.50%     0.50%     0.50%      0.50%     0.50%      0.50%
Base Rate

Each adjustment of the Applicable Margin and the Facility Fee shall be made by Administrative Agent and shall be effective as of the date the changed rating is effective (the "Adjustment Date"). Administrative Agent shall not be deemed to have notice of any change in the rating unless it receives notice from Company or a Lender of such rating. Such adjusted rate shall be effective as of the Adjustment Date, except that with respect to all Loans made before the Adjustment Date, the adjusted Applicable Margin shall apply as of the first day of the Interest Period next following the Adjustment Date. If the senior debt rating of Company is split-rated, then (a) pricing will be determined by reference to the Pricing Level into which the better rating in effect from the rating agencies falls (e.g., if the ratings fall into Pricing Levels I and II, then pricing would be determined by reference to Pricing Level I) unless (b) the Pricing Levels into which the ratings in effect from the rating agencies fall are not consecutive, in which case pricing will be determined by reference to the Pricing Level which is one level higher (i.e., the better rating) than the lower (i.e., the lower rating) of the two Pricing Levels (e.g., if the ratings fall into Pricing Levels I and IV, then pricing would be determined by reference to Pricing Level III), and if only one rating is available, then pricing will be determined by that rating, if in each case that none of the available ratings is BBB-/Baa3 or below. If either rating is at or below BBB-/Baa3 or if Company has no long-term senior unsecured and unenhanced debt rating or implied senior unsecured and unenhanced debt rating from Standard & Poor's Ratings Group or Moody's Investors Service, Inc., or any successors thereto, the Applicable Margin and Facility Fee shall be deemed to be in Pricing Level VI.

      "Asset Sales" means, on any date, the aggregate consideration received by Company and its Subsidiaries for the sale or other disposition of property, plant and equipment (but not including (a) any sale or transfer among Company and its Domestic Subsidiaries or (b) the sale or other disposition of goodwill, as determined in accordance with GAAP) from September 1, 2001 through such date.

      "Assignee" has the meaning specified in Section 9.08(a).

      "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services, and all disbursements of internal counsel.

      "Bankruptcy Code" means the Bankruptcy Code of the United States of America (11 U.S.C. Section101, et seq.), as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Bankruptcy Code shall be construed to also refer to any successor sections.

      "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to Company on the same day by Lenders under Section 2, which may be a Committed Borrowing or a Competitive Bid Borrowing, or if applicable, a Segment of the Term Loans, and, other than in the case of Alternate Base Rate Committed Loans, having the same Interest Period.

      "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

      "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

      "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its Subsidiaries in accordance with GAAP.

      "Capitalized Rentals" means, for any Person and as of any date of any determination, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

      "Change in Control" means (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of the voting capital stock of Company having the power (without the occurrence of a contingency) to elect the board of directors of Company or (b) as of any date, a majority of the board of directors of Company consists of individuals who were not either (1) directors of Company as of the corresponding date of the previous year; (2) selected or nominated to become directors by the board of directors of Company of which a majority consisted of individuals described in clause (1), or (3) selected or nominated to become directors by the board of directors of Company of which a majority consisted of individuals described in clause (1) and individuals described in clause (2).

      "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Lenders (or, in the case of Section 4.01(e), waived by the Person entitled to receive such payment).

      "Code" means the Internal Revenue Code of 1986, and all regulations promulgated thereunder.

      "Commitment", as to each Lender, has the meaning specified in Section
2.01.

      "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by Lenders ratably according to their respective Pro Rata Shares and, in the case of Eurodollar Rate Committed Loans, having the same Interest Periods.

      "Committed Loan" means a Revolving Loan or Term Loan by a Lender to Company under Section 2.01, and may be a Eurodollar Rate Committed Loan or an Alternate Base Rate Committed Loan (each, a "Type" of Committed Loan), and if applicable, also means the Term Loans made by each Lender.

      "Company" means Commercial Metals Company, a Delaware corporation.

      "Competitive Bid" means an offer by a Lender to make a Competitive Bid Loan in accordance with Section 2.06(c).

      "Competitive Bid Borrowing" means a Borrowing hereunder consisting of one or more Competitive Bid Loans made to Company on the same day by one or more Lenders.

      "Competitive Bid Loan" means a Loan by a Lender to Company under Section 2.05, which may be a LIBOR Competitive Bid Loan or an Absolute Rate Competitive Bid Loan.

      "Competitive Bid Loan Lender" means, in respect of any Competitive Bid Loan, Lender making such Competitive Bid Loan to Company.

      "Competitive Bid Loan Note" has the meaning specified in Section 2.02(b).

      "Competitive Bid Request" means a notice in substantially the form of Exhibit F.

      "Consolidated EBITDA" means net income plus (a) interest expense; (b) income taxes, and (c) depreciation and amortization expense, in each case of Company and its Subsidiaries and computed on a consolidated basis and in accordance with GAAP.

      "Consolidated Funded Debt" means all Funded Debt of Company and its consolidated Subsidiaries, determined on a consolidated basis and eliminating intercompany items.

      "Consolidated Interest Expense" means interest expense of Company and its Subsidiaries, computed on a consolidated basis and in accordance with GAAP.

      "Consolidated Net Tangible Assets" means the net book value of all assets of Company and its consolidated Subsidiaries, excluding any amounts carried as assets for shares of capital stock held in treasury, debt discount and expense, goodwill, patents, trademarks and other intangible assets, less all liabilities of Company and its consolidated Subsidiaries (except Funded Debt, minority interests in consolidated Subsidiaries, deferred taxes and general contingency reserves of Company and its consolidated Subsidiaries), which in each case would be included on a consolidated balance sheet of Company and its consolidated Subsidiaries as of the date of determination, all as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Tangible Assets" means the net book value of all assets of Company and its consolidated Subsidiaries, excluding any amounts carried as assets for shares of capital stock held in treasury, debt discount and expense, goodwill, patents, trademarks and other intangible assets, which would be included on a consolidated balance sheet of Company and its consolidated Subsidiaries as of the date of determination, all as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Tangible Net Worth" means the total shareholders' equity of Company and its consolidated Subsidiaries, calculated in accordance with GAAP and reflected on the most recent balance sheet of Company, minus Intangible Assets.

      "Conversion/Continuation Date" means any date on which, under Section 2.04, Company (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

      "Default" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

      "Dollars", "dollars" and "$" each mean lawful money of the United States.

      "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, if such bank is acting through a branch or agency located in the United States, and
(c) a Person that is primarily engaged in the business of commercial banking and that is (1) a Subsidiary of a Lender; (2) a Subsidiary of a Person of which a Lender is a Subsidiary, or (3) a Person of which a Lender is a Subsidiary.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

      "ERISA Affiliate" means any corporation, trade or business that is, along with Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

      "Eurodollar Rate" means, for any Interest Period, with respect to Eurodollar Rate Committed Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by Administrative Agent as follows:

                                                 LIBOR
            Eurodollar Rate  =   ------------------------------------
                                 1.00 - Eurodollar Reserve Percentage

where,

            "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities"); and

            "LIBOR" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a term comparable to such Interest Period; but, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

            The Eurodollar Rate shall be adjusted automatically as to all Eurodollar Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Eurodollar Rate Committed Loan" means any Committed Loan that bears interest based on the Eurodollar Rate.

      "Eurodollar Rate Loan" means any LIBOR Competitive Bid Loan or any Eurodollar Rate Committed Loan and, if applicable, means each Segment of the Term Loan with respect to which Company has selected an interest rate to be determined as for a Eurodollar Rate Loan.

      "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Eurodollar Rate".

      "Event of Default" shall have the meaning set forth in Section 7.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Exchange Act shall be construed to also refer to any successor sections.

      "Facility Fee" means at all times the percentage per annum of each Lender's Commitment payable by Company as set forth in the table below:

                  Pricing   Pricing    Pricing    Pricing    Pricing    Pricing
                  Level I   Level II   Level III  Level IV   Level V    Level VI
                  -------   --------   ---------  --------   -------    --------
Senior            A or A2   A- or      BBB+ or    BBB or     BBB- and   Not
Unsecured Debt    or        A3         Baal       Baa2       Baa3       Pricing
Rating            higher                                                Level
                                                                        I - V
Facility Fee      .075%     .090%      .125%      .150%      .200%      .250%

      "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by Administrative Agent of the rates for the last transaction in overnight federal funds arranged before 9:00 a.m. (New York City time) on that day by each of three leading brokers of federal funds transactions in New York City selected by Administrative Agent.

      "Fee Letter" has the meaning specified in Section 2.11(a).

      "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

      "Funded Debt" of any Person means, as of the date of determination and without duplication (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of plant, property and equipment; (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Funded Debt of others.

      "GAAP" means generally accepted accounting principles in the United
States.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such Person (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor; (b) to advance or supply funds (1) for the purchase or payment of such indebtedness or obligation; (2) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation; (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

      "HSBC" means HSBC Bank USA, in its individual capacity as a Lender, and its successors and assigns.

      "Indebtedness" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(a) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets; (b) obligations secured by any lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property; (d) Capitalized Rentals, and (e) Guaranties of obligations of others of the character referred to in this definition.

      "Indemnified Liabilities" has the meaning specified in Section 9.05.

      "Indemnified Person" has the meaning specified in Section 9.05.

      "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

      "Intangible Assets" means as of the date of any determination thereof the total amount of all goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance, prepaid taxes, and supplies, spare parts, and other Tangible Assets which are treated as deferred assets on the books of Company), the excess of cost of shares acquired over book value of related assets, and such other assets of Company and its consolidated Subsidiaries as are properly classified as "Intangible Assets" in accordance with GAAP.

      "Interest Coverage Ratio" means, as of the end of each fiscal quarter, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the then-most recently concluded period of four consecutive fiscal quarters.

      "Interest Payment Date" means, as to any Loan other than an Alternate Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Alternate Base Rate Committed Loan, the last Business Day of each calendar quarter and each date any Committed Loan is converted into another Type of Committed Loan; but (a) if any Interest Period for a Eurodollar Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter shall also be an Interest Payment Date, and (b) as to any Competitive Bid Loan, such intervening dates before the maturity thereof as may be specified by Company and agreed to by the applicable Competitive Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

      "Interest Period" means, (a) as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date such Loan is disbursed, or (in the case of any Eurodollar Rate Committed Loan) on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Committed Loan, and ending on the date one, two, three or six months thereafter as selected by Company in its Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be, and (b) as to any Absolute Rate Competitive Bid Loan, a period of not less than 14 days and not more than 270 days as selected by Company in the applicable Competitive Bid Request; but:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a Eurodollar Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (2) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (3) any Interest Period (A) commencing before the Revolving Termination Date which would otherwise end after the Revolving Termination Date shall (unless Company has elected to convert all amounts outstanding under Revolving Loans to Term Loans pursuant to Section 2.16) end on the Revolving Termination Date and (B) with respect to Term Loans only, commencing after the Revolving Termination Date which would otherwise end after the Term Loan Termination Date, shall end on the Term Loan Termination Date.

      "Investments" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; but "Investments" shall not mean or include (a) routine investments in property to be used or consumed in the ordinary course of business or (b) temporary advances to suppliers (in no case outstanding for more than two years) in the ordinary course of business for the purpose of acquiring merchandise or inventory for resale in the ordinary course of business.

      "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit E.

      "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

      "Lead Arranger" means HSBC Securities (USA) Inc.

      "Lender" means any of the financial institutions from time to time party to this Agreement and set forth on Schedule 2.01.

      "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 9.02, or such other office or offices as such Lender may from time to time notify Company and Administrative Agent.

      "LIBOR Auction" means a solicitation of Competitive Bids setting forth a LIBOR Competitive Bid Margin pursuant to Section 2.06.

      "LIBOR Competitive Bid Loan" means any Competitive Bid Loan that bears interest at a rate based upon LIBOR (as defined in the definition of "Eurodollar Rate").

      "LIBOR Competitive Bid Margin" has the meaning specified in Section 2.06(c)(2)(C).

      "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, Company or a Principal Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

      "Linked Commitments" means, on any date, the sum of (a) the aggregate Commitments plus (b) the aggregate commitments under the Linked Credit Agreement.

      "Linked Credit Agreement" means that certain 3-Year Revolving Credit Agreement of even date herewith among Company, the financial institutions now or hereafter party thereto and

HSBC Bank USA, as administrative agent for such financial institutions, as the same may be amended, supplemented and replaced.

      "Loan" means an extension of credit by a Lender to Company under Section 2, and may be a Committed Loan or a Competitive Bid Loan.

      "Loan Documents" means this Agreement, any Notes, the Fee Letter, and all other documents delivered to Administrative Agent or any Lender in connection herewith.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition or prospects (in each case financial or otherwise) of Company or Company and its Subsidiaries taken as a whole or as to any Principal Subsidiary; (b) a material impairment of the ability of Company or any Principal Subsidiary to perform under any Loan Document and to avoid any Event of Default, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Company of any Loan Document.

      "Maximum Asset Sales" means, on any date, the sum of (a) 25% of Consolidated Tangible Assets as of August 31, 2001; (b) all purchases and other acquisitions of plant, property and equipment from September 1, 2001 through such date, and (c) the positive difference (if any) between $135,000,000 (plus any increase in the Linked Commitments made pursuant to Section 2.17) and the aggregate Linked Commitments on such date.

      "Multiemployer Plan" shall have the same meaning as in ERISA.

      "Notes" means, collectively, the Revolving/Term Notes and the Competitive Bid Loan Notes.

      "Notice of Borrowing" means a notice in substantially the form of Exhibit
A.

      "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

      "Notice of Term Loan Interest Rate Selection" has the meaning set forth in
Section 2.16(e) and shall be substantially in the form of Exhibit J.

      "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by Company to any Lender, Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

      "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

      "Participant" has the meaning specified in Section 9.08(d).

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

      "Person" means an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

      "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by Company or any ERISA Affiliate or as to which Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

      "Prime Rate" means the per annum rate of interest established from time to time by HSBC as its prime rate, which rate may not be the lowest rate of interest charged by HSBC to its customers.

      "Principal Domestic Subsidiary" means any Principal Subsidiary organized under the laws of the United States, any State of the United States or the District of Columbia.

      "Principal Domestic Subsidiary Guaranty" means that a Principal Domestic Subsidiary Guaranty substantially in the form of Exhibit K, from the Principal Domestic Subsidiaries to Administrative Agent for the benefit of Lenders.

      "Principal Property" means any facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution, owned or leased by Company or a Subsidiary of Company and (a) having a net book value in excess of 3% of Consolidated Net Tangible Assets, other than any such facility or portion thereof which is a pollution control facility financed by state or local government obligations or is not of material importance to the total business conducted or assets owned by Company and its Subsidiaries as an entirety, or (b) acquired with net proceeds from a sale and leaseback transaction and which is irrevocably designated by Company as a Principal Property, which designation shall be made in writing to Administrative Agent.

      "Principal Subsidiary" means any Subsidiary of Company that owns or leases a Principal Property or owns or controls stock which under ordinary circumstances has the voting power to elect a majority of the Board of Directors of a Principal Subsidiary.

      "Pro Rata Share" means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the combined Commitments of all Lenders.

      "Rentals" means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by Company or a Principal

Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by Company or a Principal Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

      "Replacement Lender" has the meaning specified in Section 3.07.

      "Reportable Event" shall have the same meaning as in ERISA.

      "Required Lenders" means (a) at any time before the Termination Date, Lenders then holding at least 66-2/3% of the Commitments, and (b) otherwise, Lenders then holding at least 66-2/3% of the Loans.

      "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation, determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

      "Responsible Officer" means the chief executive officer or the president of Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of Company, or any other officer having substantially the same authority and responsibility.

      "Revolving Loan" has the meaning specified in Section 2.01.

      "Revolving/Term Notes" means, collectively, the promissory notes of Company evidencing Revolving Loans executed and delivered to Lenders as provided in Section 2.02 substantially in the form of Exhibit I, with appropriate insertions as to amounts, dates and names of Lenders.

      "Revolving Termination Date" means the earlier to occur of:

            (a)   August 14, 2002; and

            (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

      "Segment" means a portion of the Term Loans (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable during an identical Interest Period.

      "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interest or other equity interest (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refers to a Subsidiary of Company.

      "Tangible Assets" means as of the date of any determination thereof the total amount of all assets of Company and its consolidated Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting Intangible Assets.

      "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or Administrative Agent, as the case may be, is organized or maintains a lending office.

      "Term Loans" has the meaning set forth in Section 2.16.

      "Term Loan Period" means the period, if Company has opted to convert the amounts outstanding under Revolving Loans to Term Loans pursuant to Section 2.16(e), from the Revolving Termination Date to the Term Loan Termination Date.

      "Term Loan Termination Date" has the meaning set forth in Section 2.16(e).

      "Termination Date" means the later to occur of the Revolving Termination Date and the Term Loan Termination Date.

      "Total Capitalization" means the sum of Consolidated Tangible Net Worth plus Consolidated Funded Debt.

      "Trigger Event" means the date, if ever, when Company delivers a balance sheet of Company and its consolidated Subsidiaries to Administrative Agent or the SEC reflecting that the aggregate amount of all Consolidated Funded Debt exceeds 50% of Total Capitalization.

      "Type" has the meaning specified in the definition of "Committed Loan."

      "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." each means the United States of America.

      "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions)

      "Wholly-owned" when used in connection with any Subsidiary means a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt shall be owned by Company and/or one or more of its Wholly-owned Subsidiaries.

      1.02  Other Interpretive Provisions.

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule, and Exhibit references are to this Agreement unless otherwise specified.

            (c) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

            (d) The term "including" is not limiting and means "including without limitation."

            (e) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (f) Unless otherwise expressly provided herein, (1) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (2) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (g) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (h) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (i) Unless otherwise expressly provided, any reference to any action of Administrative Agent or Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

            (j) This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, Administrative Agent, Company and the other Lenders, and are the products of all parties. Accordingly, they shall not be construed against Lenders or Administrative Agent merely because of Administrative Agent's or Lenders' involvement in their preparation.

      1.03  Accounting Principles.

            (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Company.

SECTION 2. THE CREDITS

      2.01 Amounts and Terms of Commitments. Each Lender severally but not jointly agrees, on the terms and conditions set forth herein, to make Committed Loans to Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (as such amount may be reduced under Section 2.07 or as a result of one or more assignments under Section 9.08, such Lender's "Commitment"); but, after giving effect to any Committed Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, Company may borrow under this Section, prepay under Section 2.08 and reborrow under this Section before the Revolving Termination Date. Additional advances will not be available during the Term Loan Period.

      2.02  Loan Accounts; Notes.

            (a) Loan Accounts. The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender or in the ordinary course of business. The loan accounts or records maintained by Administrative Agent and each Lender shall be conclusive evidence absent manifest error of the amount of the Loans made by Lenders to Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Company hereunder to pay any amount owing with respect to the Loans.

            (b)   Notes.

                  (1) Revolving/Term Notes. Upon request of any Lender made through Administrative Agent and instead of or in addition to loan accounts, the Revolving Loans made by such Lender shall be evidenced by a Revolving/Term Note payable to the order of such Lender in the respective amount of its Commitment, which Revolving/Term Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance (as defined in Section 9.08(a)) and shall be duly completed, executed and delivered by Company.

                  (2) Competitive Bid Notes. Upon the request of any Lender made through Administrative Agent, the Competitive Bid Loans made by such Lender may be evidenced by one or more notes in substantially the form of Exhibit H ("Competitive Bid Loan Notes"), instead of or in addition to loan accounts.

                  (3) All Notes. Each Lender with some or all of its Loans evidenced by Note(s) shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by Company with respect thereto. Each such Lender is irrevocably authorized by Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; but the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of Company hereunder or under any such Note to such Lender.

      2.03  Procedure for Committed Borrowing.

            (a) Each Committed Borrowing shall be made upon Company's irrevocable written notice delivered to Administrative Agent in the form of a Notice of Borrowing or, if applicable, a Notice of Term Loan Interest Rate Selection, (which notice must be received by Administrative Agent before 12:00 noon (New York time) (x) three Business Days before the requested Borrowing Date, in the case of Eurodollar Rate Loans and (y) one Business Day before the requested Borrowing Date, in the case of Alternate Base Rate Committed Loans, specifying:

                  (1) the amount of the Committed Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

                  (2)   the requested Borrowing Date, which shall be a Business
Day;

                  (3)   the Type of Loans comprising the Committed Borrowing;
and

                  (4) the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing or, if applicable, Notice of Term Loan Interest Rate Selection, fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be one month.

but with respect to any Committed Borrowing to be made on the Closing Date, the Notice of Borrowing or, if applicable, Notice of Term Loan Interest Rate Selection, shall be delivered to Administrative Agent not later than 12:00 noon (New York time) one Business Day before the Closing Date and such Committed Borrowing will consist of Alternate Base Rate Committed Loans only; and provided further that if so requested by Administrative Agent, all Committed Borrowings during the first 60 days following the Closing Date shall have the same Interest Period and shall be Alternate Base Rate Committed Loans or Eurodollar Rate Committed Loans for Interest Periods no longer than one month.

            (b) Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing or, if applicable, any Notice of Term Loan Interest Rate Selection, and of the amount of such Lender's Pro Rata Share of that Committed Borrowing.

            (c) Except with respect to a Segment of the Term Loan, each Lender will make the amount of its Pro Rata Share of each Committed Borrowing available to Administrative Agent for the account of Company at Administrative Agent's offices by 2:00 p.m. (New York time) on the Borrowing Date requested by Company in funds immediately available to Administrative Agent. The proceeds of all such Committed Loans will then be made available to Company by Administrative Agent by no later than 3:00 p.m. (New York time) on such Borrowing Date at such office by crediting the account of Company on the books of HSBC with the aggregate of the amounts made available to Administrative Agent by Lenders and in like funds as received by Administrative Agent.

            (d) After giving effect to any Committed Borrowing, unless Administrative Agent shall otherwise consent, there may not be more than six different Interest Periods in effect in respect of all Committed Loans and Competitive Bid Loans together then outstanding.

      2.04  Conversion and Continuation Elections for Committed Borrowings.

            (a) Company may, upon irrevocable written notice to Administrative Agent in accordance with Section 2.04(b):

                  (1) elect, as of any Business Day, in the case of Alternate Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans, to convert any such Committed Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Committed Loans of any other Type; or

                  (2) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

but if at any time the aggregate amount of Eurodollar Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Eurodollar Rate Committed Loans shall automatically convert into Alternate Base Rate Committed Loans, and on and after such date the right of Company to continue such Committed Loans as, and convert such Committed Loans into, Eurodollar Rate Committed Loans shall terminate.

            (b) Company shall deliver a Notice of Conversion/Continuation to be received by Administrative Agent not later than 12:00 noon (New York time) at least (x) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Eurodollar Rate Committed Loans; and (y) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Alternate Base Rate Committed Loans, specifying:

                  (1)   the proposed Conversion/Continuation Date;

                  (2)   the aggregate amount of Committed Loans to be continued;

                  (3) the Type of Committed Loans resulting from the proposed conversion or continuation; and

                  (4) other than in the case of conversions into Alternate Base Rate Committed Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Committed Loans, Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Rate Committed Loans, or if any Default or Event of Default then exists, Company shall be deemed to have elected to convert such Eurodollar Rate Committed Loans into Alternate Base Rate Committed Loans effective as of the expiration date of such Interest Period.

            (d) Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by Company, Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Lender.

            (e) Unless the Required Lenders otherwise consent, during the existence of a Default or Event of Default, Company may not elect to have a Committed Loan converted into or continued as a Eurodollar Rate Committed Loan.

            (f) After giving effect to any conversion or continuation of Committed Loans, unless Administrative Agent shall otherwise consent, there may not be more than six different Interest Periods in effect in respect of all Committed Loans and Competitive Bid Loans together then outstanding.

      2.05 Competitive Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.03, each Lender severally but not jointly agrees that Company may, as set forth in Section 2.06, from time to time request Lenders before the Revolving Termination Date to submit offers to make, before the Revolving Termination Date only, Competitive Bid Loans to Company; but Lenders may, but shall have no obligation to, submit such offers and Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Competitive Bid Loans made by all Lenders plus the outstanding aggregate principal amount of all Committed Loans made by all Lenders exceed the combined Commitments, or (b) the number of Interest Periods for Competitive Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed six. Competitive Bid Loans shall not be available or outstanding at any time during the Term Loan Period.

      2.06  Procedure for Competitive Bid Borrowings.

            (a) When Company wishes to request Lenders to submit offers to make Competitive Bid Loans hereunder, it shall transmit to Administrative Agent by telephone call followed promptly by facsimile transmission a Competitive Bid Request so as to be received no later than 10:00 a.m. (New York time) (x) four Business Days before the date of a proposed Competitive Bid Borrowing in the case of a LIBOR Auction, or (y) two Business Days before the date of a proposed Competitive Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                  (1) the date of such Competitive Bid Borrowing, which shall be a Business Day;

                  (2) the aggregate amount of such Competitive Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

                  (3) whether the Competitive Bids requested are to be for LIBOR Competitive Bid Loans or Absolute Rate Competitive Bid Loans or both; and

                  (4) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to Section 2.06(c), Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

            (b) Upon receipt of a Competitive Bid Request, Administrative Agent will promptly send to each Lender by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by Company to each Lender to submit Competitive Bids offering to make the Competitive Bid Loans to which such Competitive Bid Request relates in accordance with this Section.

            (c) (1) Each Lender may at its discretion submit a Competitive Bid containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Subsection and must be submitted to Administrative Agent by facsimile transmission at Administrative Agent's office for notices set forth on the signature pages hereto not later than (x) 10:00 a.m. (New York time) two Business Days before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. (New York time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; but Competitive Bids submitted by Administrative Agent (or any Affiliate of Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if Administrative Agent or such Affiliate notifies Administrative Agent of the terms of the offer or offers contained therein not later than (A) 9:45 a.m. (New York time) two Business Days before the proposed date of Borrowing, in the case of a LIBOR Auction or (B) 9:45 a.m. (New York time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

            (2) Each Competitive Bid shall be in substantially the form of Exhibit F, specifying therein:

                  (A)   the proposed date of Borrowing;

                  (B) the principal amount of each Competitive Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Lender, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Competitive Bid Loans for which Competitive Bids were requested;

                  (C) in case Company elects a LIBOR Auction, the margin above or below LIBOR (the "LIBOR Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable LIBOR and the Interest Period applicable thereto;

                  (D) in case Company elects an Absolute Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "Absolute Rate") offered for each such Competitive Bid Loan; and

                  (E)   the identity of the quoting Lender.

A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids.

            (3)   Any Competitive Bid shall be disregarded if it:

                  (A) is not substantially in conformity with Exhibit F or does not specify all of the information required by Section 2.06(c)(2).

                  (B)   contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                  (D) arrives after the applicable time set forth in Section 2.06(c)(1).

            (d) Promptly on receipt and not later than 10:30 a.m. (New York time) two Business Days before the proposed date of Borrowing in the case of a LIBOR Auction, or 10:30 a.m. (New York time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, Administrative Agent will notify Company of the terms (1) of any Competitive Bid submitted by a Lender that is in accordance with Section 2.06(c), and (2) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in Section 2.06(c). Administrative Agent's notice to Company shall specify (1) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request and (2) the respective principal amounts and LIBOR Competitive Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 3.02, 3.05 and 4.02 and the provisions of this Section, any Competitive Bid shall be irrevocable except with the written consent of Administrative Agent given on the written instructions of Company.

            (e) Not later than 11:00 a.m. (New York time) two Business Days before the proposed date of Borrowing, in the case of a LIBOR Auction, or 11:00 a.m. (New York time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, Company shall notify Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.06(d). Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. Company may accept any Competitive Bid in whole or in part; but:

                  (1) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                  (2) the principal amount of each Competitive Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

                  (3) acceptance of offers may only be made on the basis of ascending LIBOR Competitive Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                  (4)   Company may not accept any offer that is described in
Section 2.06(c)(3) or that otherwise fails to comply with the requirements of this Agreement.

            (f) If offers are made by two or more Lenders with the same LIBOR Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by Administrative Agent among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

            (g) Administrative Agent will promptly notify each Lender having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Competitive Bid Loan or Competitive Bid Loans to be made by it on the date of the Competitive Bid Borrowing.

                  (1)   Each Lender which has received notice pursuant to
Section 2.06(g) that its Competitive Bid has been accepted, shall make the amounts of such Competitive Bid Loans available to Administrative Agent for the account of Company at Administrative Agent's Payment Office, by 2:00 p.m. (New York time) in the case of Absolute Rate Competitive Bid Loans, and by 2:00 p.m. (New York time) in the case of LIBOR Competitive Bid Loans, on such date of Competitive Bid Borrowing, in funds immediately available to Administrative Agent for the account of Company at Administrative Agent's Payment Office.

                  (2) Promptly following each Competitive Bid Borrowing, Administrative Agent shall notify each Lender of the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period requested by Company and the aggregate amount borrowed pursuant to such Competitive Bid Borrowing.

                  (3) From time to time, Company and Lenders shall furnish such information to Administrative Agent as it may request relating to the making of Competitive Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from Company for payment of all amounts owing hereunder.

            (h) If, by the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 3.02, 3.05 and 4.02 are satisfied, Lenders whose offers Company has accepted will fund each Competitive Bid Loan so accepted. Nothing in this Section shall be construed as a right of first offer in favor of Lenders or to otherwise limit the ability of Company to request and accept credit facilities from any Person (including any of Lenders), if no Default or Event of Default would otherwise arise or exist as a result of Company executing, delivering or performing under such credit facilities.

      2.07  Termination or Reduction of Commitments.

            (a) Voluntary. Company may, upon not less than five Business Days' prior notice to Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Committed Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect.

            (b) Mandatory. If, on the last day of any quarterly fiscal period of Company, Assets Sales exceed Maximum Assets Sales, then Company shall reduce the Commitments (and, if necessary, prepay the Loans so that the outstanding Loans do not exceed the reduced Commitment) by two-thirds of the amount of such excess.

            (c) Generally. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied ratably to the Commitment of each Lender according to its Pro Rata Share thereof. Any partial reduction of the Commitments pursuant to this Section shall be made concurrently with a partial reduction of the commitments under the Linked Credit Agreement, with the amount of the reduction of such commitments to be one-half of the amount by which the Commitments are then being reduced. However, Company may terminate the Commitments in full without terminating the commitments under the Linked Credit Agreement.

      2.08  Optional Prepayments.

            (a) Subject to Section 3.04, Company may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to Administrative Agent, ratably prepay Committed Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Company may apply any such prepayment to such portions of the Committed Loans as Company may elect. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by Company, Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

            (b)   Competitive Bid Loans may not be voluntarily prepaid.

      2.09  Repayment.

            (a) The Revolving Credit. Company shall repay to Lenders on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

            (b) Term Loans. Company shall repay to Lenders on the Term Loan Termination Date the aggregate amount of Term Loans, if any, outstanding on such date.

            (c) Competitive Bid Loans. Company shall repay each Competitive Bid Loan on the last day of the relevant Interest Period but in no event later than the Revolving Termination Date.

      2.10  Interest.

            (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurodollar Rate or the Alternate Base Rate, as the case may be (and subject to Company's right to convert to other Types of Loans under Section 2.04), in each case plus the Applicable Margin. Each Competitive Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the LIBOR Rate plus (or minus) the LIBOR Competitive Bid Margin, or at the Absolute Rate, as the case may be.

            (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Committed Loans under Section 2.08 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of Administrative Agent at the request or with the consent of the Required Lenders.

            (c) Notwithstanding clause (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Alternate Base Rate plus 2%.

            (d) Anything herein to the contrary notwithstanding, the obligations of Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event Company shall pay such Lender interest at the highest rate permitted by applicable law.

      2.11  Fees.

            (a) Agency Fees. Company shall pay an agency fee to Administrative Agent for Administrative Agent's own account, as required by the letter agreement ("Fee Letter") among Company, Lead Arranger and Administrative Agent.

            (b) Facility Fees. Company shall pay to Administrative Agent for the account of each Lender a Facility Fee, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, equal to the percent per annum determined in the chart in the definition of the Facility Fee. Such Facility Fee shall accrue (a) from the Closing Date to the Termination Date on the daily amount of the Commitments (whether used or unused) and (b) from and including the Revolving Termination Date or, if applicable, the Term Loan Termination Date, to but excluding the date the Loans (including, if the same shall be outstanding, the Term Loans) shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Such Facility Fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on September 30, 2001 through the Termination Date, with the final payment to be made on the Termination Date; but, in connection with any reduction or termination of Commitments under Section 2.05 or 2.07, the accrued Facility Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Facility Fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Section 4 are not met.

            (c) Utilization Fee. If, and only so long as, the aggregate principal balance of the Loans exceeds 33% of the then-effective aggregate Commitments, each Lender shall earn a utilization fee equal to 0.125% per annum on the principal balance of such Lender's Loans; such utilization fee shall be computed on a quarterly basis in arrears and shall be due and payable by Company to Administrative Agent, for the account of each Lender, on the last Business Day of each calendar quarter and on the Termination Date.

      2.12  Computation of Fees and Interest.

            (a) All computations of interest for Alternate Base Rate Committed Loans when the Alternate Base Rate is determined by Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to but excluding the last day thereof.

            (b) Each determination of an interest rate by Administrative Agent shall be conclusive and binding on Company and Lenders in the absence of manifest error.

      2.13  Payments by Company.

            (a) All payments to be made by Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Company shall be made to Administrative Agent for the account of Lenders at Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 1:00 p.m. (New York time) on the date specified herein. Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by Administrative Agent later than 1:00 p.m. (New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless Administrative Agent receives notice from Company before the date on which any payment is due to Lenders that Company will not make such payment in full as and when required, Administrative Agent may assume that Company has made such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Company has not made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      2.14  Payments by Lenders to Administrative Agent.

            (a) Unless Administrative Agent receives notice from a Lender by the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day before the date of such Committed Borrowing, that such Lender will not make available as and when required hereunder to Administrative Agent for the account of Company the amount of that Lender's Pro Rata Share of the Committed Borrowing, Administrative Agent may assume that each Lender has made such amount available to Administrative Agent in immediately available funds on the Borrowing Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Administrative Agent in immediately available funds and Administrative Agent in such circumstances has made available to Company such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of Administrative Agent submitted to any Lender with respect to amounts owing under this Section shall be conclusive, absent manifest error. If such amount is so made available, such payment to Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Administrative Agent on the Business Day following the Borrowing Date, Administrative Agent will notify Company of such failure to fund and, upon demand by Administrative Agent, Company shall pay such amount to Administrative Agent for Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

            (b) The failure of any Lender to make any Committed Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Committed Loan to be made by such other Lender on any Borrowing Date.

      2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; but if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (x) the amount of such paying Lender's required repayment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify Lenders following any such purchases or repayments. Any Lender having outstanding both Committed Loans and Competitive Bid Loans at any time a right of set-off is exercised by such Lender and applying such setoff to the Loans shall apply the proceeds of such set-off first to such Lender's Committed Loans, until its Committed Loans are reduced to zero, and thereafter to its Competitive Bid Loans.

      2.16  Extension and Term Loan Option.

            (a) With the consent of Lenders holding at least 66-2/3% of the aggregate Commitments at the Revolving Termination Date and each date thereafter, if any, to which the Revolving Termination Date has been extended pursuant to this Section (the "Extension Date") Company can elect to extend the Revolving Termination Date for an additional period of 364 days commencing on such Extension Date.

            (b) Company shall notify Lenders of its request for such an extension by delivering to Administrative Agent notice of such request signed by an authorized representative of Company (the "Extension Request") not more than 60 days nor less than 45 days before the applicable Extension Date. Notice of receipt of such request shall be provided by Administrative Agent to Lenders. Lenders shall notify Administrative Agent of their decisions not later than 30 days before the applicable Extension Date. Administrative Agent shall notify Company in writing not later than 30 days nor more than 45 days before the applicable Extension Date of the decision of Lenders. Failure by any Lender to respond to a request for an extension shall constitute a refusal of such Lender to give its consent to such extension. Failure by Administrative Agent to give such notice to Company as a result of not receiving the consent of Lenders holding at least 66-2/3% of the aggregate Commitments to such extension shall constitute refusal by Lenders to extend the Revolving Termination Date.

            (c) If on any Extension Date Company has not so elected to extend the Revolving Termination Date then in effect, or if Lenders holding at least 66-2/3% of the aggregate Commitments have not consented to such extension, then as of such Revolving Termination Date, except as provided otherwise in, and subject to Company's compliance with the terms of, Section 2.16(e) below, (1) the Commitments shall be reduced to zero, and (2) all amounts outstanding under the Revolving Loans, all interest accrued thereon, and all fees and other amounts owing to any Lender hereunder shall be due and payable in full.

            (d) If the Extension Request is consented to by Lenders holding not less than 66-2/3% of the Commitment (the "Accepting Lenders"), but fewer than all Lenders (any Lender not consenting to the Extension Request being referred to in this Subsection as a "Rejecting Lender"), then Administrative Agent shall, within two Business Days of making such determination, notify the Accepting Lenders and Company of the aggregate Commitment held by the Rejecting Lenders (as used in this Subsection, the "Rejected Amount"). Each Accepting Lender shall have the right, but not the obligation, to elect to increase its respective Commitment by an amount not to exceed the Rejected Amount, which election shall be made by notice from each Accepting Lender to Administrative Agent given not later than five days after the date notified by Administrative Agent, specifying the amount of such proposed increase in such Accepting Lender's Commitment. If the aggregate amount of the proposed increases in the Commitment of all Accepting Lenders making such an election does not equal or exceed the Rejected Amount, then Company shall have the right to add one or more financial institutions (which are not Rejecting Lenders) as Lenders (as used in this Subsection, a "Purchasing Lender") to replace such Rejecting Lenders, which Purchasing Lenders shall have aggregate Commitment not greater than those of the Rejected Amount (less any increases in the Commitments of Accepting Lenders). The transfer of Commitments and outstanding Borrowings from Rejecting Lenders to Purchasing Lenders or Accepting Lenders shall take place in the manner set forth in Section 9.08.

            (e) If with respect to any Extension Date Company does not so elect to extend the Revolving Termination Date then in effect, or if Lenders holding at least 66-2/3% of the aggregate Commitments have not consented to such extension, then upon written notice to Administrative Agent delivered not more than 60 days nor less than 15 days before the Revolving Termination Date, Company can elect to convert any or all amounts outstanding under the Revolving Loans as of such date into a term loan on such date, to mature and be repaid on the date which is not more than one year after the Revolving Termination Date ("Term Loan Termination Date"), in the original principal amount equal to such outstandings. Revolving Loans so converted by Company in accordance with this Section shall be referred to as the "Term Loans." The aggregate amount of the Commitments shall be permanently reduced on the Revolving Termination Date to an amount equal to the aggregate principal amount of the Term Loans on such date and shall thereafter no longer be available for any further advances of Loans.

The Term Loans may be comprised of Base Rate Loans and Eurodollar Rate Loans as Company may elect in accordance with the provisions of this Section 2; but, each notice given to elect an interest rate or rates and Interest Periods for Term Loans shall be given in accordance with the provisions for the giving of Notices of Borrowing under Section 2.03, but all references therein to the amount or the date of such Borrowings shall be deemed to refer, respectively, solely to the Segments then outstanding and to the date of conversion, rather than repayment and reborrowing, of Loans from having one interest rate to having another interest rate or the continuation, rather than repayment and reborrowing, of Loans of the same interest rate from one Interest Period to a succeeding Interest Period, as applicable (each such notice in reference to Term Loans being sometimes referred to herein as a "Notice of Term Loan Interest Rate Selection"). The Term Loans shall bear interest on the same terms as the Revolving Loans before the conversion to Term Loans. Amounts repaid or prepaid on the Term Loans may not be reborrowed, and the total Commitments shall be permanently reduced by any such amounts.

            (f) If on the Revolving Termination Date Company does not so elect to convert all of the amounts outstanding under the Revolving Loans as of such date to Term Loans as described in (d) above, then on the Revolving Termination Date, (1) all amounts outstanding under the Revolving Loans as of such date which are not so converted shall be due and payable in full and (2) the total Commitments shall be reduced to the amount, if any, of amounts outstanding under the Revolving Loans so converted to Term Loans.

            (g) If less than 100% of the Commitment is extended (whether by virtue of Company's failure to request an extension of the full Commitment or by virtue of any Lender not consenting to any Extension Request), then on the Revolving Loan Termination Date on which the applicable approved extension is effective, (1) the Commitment shall automatically be reduced by an amount equal to (as the case may be) (A) the portion of the Commitment not requested to be extended by Company in its Extension Request or (B) the amount of the Rejected Amount (to the extent not replaced by Accepting Lenders or Purchasing Lenders pursuant to the procedures set forth in the foregoing Section 2.16(d)); and (2) Company shall payoff the Commitment of the Rejecting Lender in such amount, together with all interest accrued thereon, and all fees and other amounts owing to such Rejecting Lender. Each Rejecting Lender shall have no further obligation or Commitment following the Revolving Loan Termination Date on which the applicable approved extension is effective, other than any obligation which survives thereafter in accordance with its terms.

            (h) If the aggregate amount of the proposed increases in the Commitments of all Accepting Lenders making an election to increase their respective Commitments is in excess of the Rejected Amount, then (1) the Rejected Amount shall be allocated pro rata among such Accepting Lenders based on the respective amounts of the proposed increases to Commitments elected by such Accepting Lenders and (2) the respective Commitments of each such Accepting Lender shall be increased by the respective amount allocated pursuant to Section 2.16(b), such that, after giving effect to the approved extensions and all such terminations and increases, no reduction will occur in the aggregate amount of the Commitment.

            (i) If the aggregate amount of the proposed increases to the Commitments of all Accepting Lenders making such an election to so increase their respective Commitments equals the Rejected Amount, then the respective Commitments of such Accepting Lenders shall be increased by the respective amounts of their proposed increases, such that, after giving effect to the approved extensions and all such terminations and increases, no reduction will occur in the aggregate amount of the Commitment.

            (j) If the aggregate amount of the proposed increases to the Commitments of all Accepting Lenders making such an election is less than the Rejected Amount, then (1) the respective Commitments of each such Accepting Lender shall be increased by the respective amount of its proposed increase and
(2) the amount of the Commitment shall be reduced by the amount of the Rejected Amount (to the extent not replaced by the Accepting Lenders or the Purchasing Lenders, if any) and Company shall payoff the Rejecting Lender as described in
Section 2.16(g)(2) above.

      2.17 Increased Commitments. If (a) Company identifies an Eligible Assignee that agrees to (1) join this Agreement as a Lender, pursuant to a joinder agreement satisfactory to Administrative Agent, with a Commitment of at least $5,000,000 and (2) join the Linked Credit Agreement (if the Linked Credit Agreement is then in effect) as a lender thereunder with a commitment thereunder pursuant to a joinder agreement satisfactory to the administrative agent under the Linked Credit Agreement (such joinder, the "Linked Joinder"), with a commitment thereunder equal to one-half of such Eligible Assignee's proposed Commitment and (b) after giving effect to both such joinder agreements, the Linked Commitments would not exceed $200,000,000, then Company, Lenders and Administrative Agent agree to execute and deliver an amendment to this Agreement reflecting the joinder agreement with respect to this Agreement and such Commitment; but such amendment shall be effective only upon the effectiveness of the Linked Joinder.

SECTION 3.  TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01  Taxes.

            (a) Any and all payments by Company to each Lender, or Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes.

            (b) If Company shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Lender or Administrative Agent, then Company shall pay to such Lender or Administrative Agent, as the case may be, on demand, amounts equal to any Taxes (other than federal, state or local taxes on the overall income of such Lender or Administrative Agent), domestic or foreign, which such Lender or Administrative Agent is required to pay by reason of its funding or disbursement of any portion of the Loans; but Company shall not be required to pay any increased amount on account of Taxes to the extent that Administrative Agent or any such Lender shall not have furnished Company with such forms, or shall not have taken such other action, as reasonably may be available to it under applicable tax laws and any applicable tax treaty to obtain an exemption from, or reduction of, such Taxes.

            (c) Each Lender shall use its best efforts (consistent with legal and regulatory restrictions) to reduce or eliminate the causes referenced in
Section 3.01(b) (if any) including to
change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Company which may thereafter accrue, if such action or change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

            (d) Company shall use its best efforts to reduce or eliminate the deduction or withholding of Taxes, including to change the location from which it initiates payments, if such action or change in the sole judgment of Company is not otherwise disadvantageous to Company. Company and the affected Lenders or Administrative Agent shall negotiate in good faith to settle on an amount or to reduce or eliminate the need for any deduction or withholding of Taxes. If such mutual agreement is not reached within 60 days of the request from such Lenders or Administrative Agent, then Company shall make the payment required by Section 3.01(b) and may invoke the provisions of Section 3.07.

            (e) Each Lender represents and warrants to Administrative Agent and Company that such Lender is either (1) a corporation organized under the laws of the United States, a state thereof or the District of Columbia, or (2) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this agreement and the other Loan Documents (x) under an applicable provision of a tax convention or treaty to which the United States is a party or (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it hereunder is effectively connected with a trade or business in the United States. Upon becoming a party to this Agreement (whether by assignment or as an original signatory hereto), and in any event, from time to time upon the request of Administrative Agent or Company, each Lender which is not a corporation organized under the laws of the United States or any state thereof shall deliver to Administrative Agent and Company such forms, certificates or other instruments as may be required by Administrative Agent and Company in order to establish that such Lender is entitled to complete exemption from United States withholding taxes imposed on or with respect to any payments, including fees, to be made to such Lender under this Agreement and the other Loan Documents. Each Lender also agrees to deliver to Company and Administrative Agent such other supplemental forms as may at any time be required as a result of the passage of time or changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from U.S. withholding tax on any payments hereunder; provided, that the circumstances of Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (x) applicable law, regulation or treaty, or in any official application thereof or (y) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Subsection, or that is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify Company and Administrative Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States, and Company and Administrative Agent have not received forms, certificate or other instruments indicating to their satisfaction that all payments to be made to such Lender hereunder are not subject to United States withholding tax or Administrative Agent otherwise has reason to believe that such Lender is subject to U.S. withholding tax, then Company shall withhold taxes from such payments at the applicable statutory rate. Each Lender shall indemnify and hold Company and Administrative Agent harmless from any United States taxes, penalties, interest and other expenses, costs and losses (including Attorney Costs) incurred or payable by them as a result of either (A) such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Subsection or (B) reliance by Company or Administrative Agent on any such form or certificate which such Lender has provided to them pursuant to this Subsection. The obligation of Lenders under this Section shall survive the payment of all Obligations and the resignation and replacement of Administrative Agent.

      3.02  Illegality.

            (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office, to make Eurodollar Rate Loans, then, on notice thereof by such Lender to Company through Administrative Agent, any obligation of such Lender to make Eurodollar Rate Loans (including in respect of any LIBOR Competitive Bid Loan as to which Company has accepted such Lender's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until such Lender notifies Administrative Agent and Company that the circumstances giving rise to such determination no longer exist.

            (b) If a Lender determines that it is unlawful for such Lender to maintain any Eurodollar Rate Loan, Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to Administrative Agent), prepay in full such Eurodollar Rate Loans of such Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loan. If Company is required to so prepay any Eurodollar Rate Committed Loan, then concurrently with such prepayment, Company shall borrow from the affected Lender, in the amount of such repayment, an Alternate Base Rate Committed Loan.

            (c) If the obligation of any Lender to make or maintain Eurodollar Rate Committed Loans has been so terminated or suspended, Company may elect, by giving notice to such Lender through Administrative Agent that all Loans which would otherwise be made by such Lender as Eurodollar Rate Committed Loans shall be instead Alternate Base Rate Committed Loans.

            (d) Before giving any notice to Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

      3.03  Increased Costs and Reduction of Return.

            (a) If any Lender determines that, due to either (1) the introduction of or any change in or in the interpretation of any law or regulation or (2) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Committed Loans, then

Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to Administrative Agent), pay to Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

            (b) If any Lender shall have determined that (1) the introduction (after the date hereof) of any Capital Adequacy Regulation; (2) any change (after the date hereof) in any Capital Adequacy Regulation; (3) any change (after the date hereof) in the interpretation or administration of any such introduced or changed Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (4) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any such introduced or changed Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to Company through Administrative Agent, Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase, but only to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitment hereunder and similar amounts are being charged generally to other companies with similar commitments from such Lender.

            (c) Each Lender will notify Company of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable, and in any event within 90 days, after such Lender obtains knowledge of the occurrence of such event. In no event will Company be obligated to compensate any Lender pursuant to this Section for any amounts described in clauses (a) or (b) above that accrued more than 90 days before the date the notice described in the preceding sentence is given by the party requesting such compensation, but the foregoing shall in no way limit the right of such Lender to request compensation for amounts accrued during such 90 day period or any future period.

      3.04 Funding Losses. Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

            (a) the failure of Company to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

            (b) the failure of Company to borrow, continue or convert a Committed Loan after Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

            (c) the failure of Company to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.08;

            (d) the prepayment (including pursuant to Section 2.08 or 2.09) or other payment (including after acceleration thereof) of any Eurodollar Rate Loan or Absolute Rate Competitive Bid Loan on a day that is not the last day of the relevant Interest Period; or

            (e) the automatic conversion under Section 2.04 of any Eurodollar Rate Committed Loan to an Alternate Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by Company to Lenders under this Section and under Section 3.03(a), each Eurodollar Rate Committed Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at LIBOR in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

         3.05 Inability to Determine Rates. If Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate applicable pursuant to Section 2.10(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost of funding such Loan, Administrative Agent will, upon receipt of notice from Required Lenders, promptly so notify Company and each Lender. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Loans hereunder shall be suspended until Administrative Agent upon the instruction of the Required Lenders revokes such notice in writing. Upon receipt of such notice, Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Company does not revoke such Notice, Lenders shall make, convert or continue the Committed Loans, as proposed by Company, in the amount specified in the applicable notice submitted by Company, but such Committed Loans shall be made, converted or continued as Alternate Base Rate Committed Loans instead of Eurodollar Rate Committed Loans.

         3.06 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Section 3 shall deliver to Company (with a copy to Administrative Agent) a certificate setting forth in reasonable detail the amount payable to Lender hereunder and such certificate shall be conclusive and binding on Company in the absence of manifest error.

         3.07 Substitution of Lenders. Upon the receipt by Company from any Lender (an "Affected Lender") of a claim for compensation under Section 3.03, Company may (a) request the Affected Lender to use its best efforts to obtain a replacement Lender or financial institution satisfactory to Company to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "Replacement Lender"); (b) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment, or (c) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (a) or (b) shall be subject to the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld).

         3.08 Survival. The agreements and obligations of Company in this
Section 3 shall survive the payment of all other Obligations.

SECTION 4.    CONDITIONS PRECEDENT

         4.01 Conditions of Closing. The Closing is subject to the condition that Administrative Agent shall have received on or before the Closing Date (x) all administrative fees due Administrative Agent and Lead Arranger, respectively, on the Closing Date as specified in the Fee Letter and all up front fees due Lenders as heretofore agreed by Company and (y) all of the following, in form and substance satisfactory to Administrative Agent and each Lender, and in sufficient copies for each Lender:

            (a) Credit Agreement. This Agreement, executed by each party thereto;

            (b) Resolutions; Incumbency.

               (1) Copies of the resolutions of the board of directors of Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of Company; and

               (2) A certificate of the Secretary or Assistant Secretary of Company certifying the names and true signatures of the officers of Company authorized to execute, deliver and perform, as applicable, all Loan Documents to be delivered by it hereunder;

            (c) Legal Opinions. Opinions of David M. Sudbury, General Counsel of Company, and Haynes & Boone LLP, outside counsel to Company, and addressed to Administrative Agent and Lenders, substantially in the forms of Exhibit C-1 and C-2, respectively.

            (d) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

               (1) the representations and warranties contained in Section 5 are true and correct on and as of such date, as though made on and as of such date;

               (2) no Default or Event of Default exists or would result from the initial Borrowing; and

               (3) except as otherwise disclosed in Company's public filings to the Closing Date with the SEC, there has occurred since August 31, 2000, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

            (e) Existing Credit Facilities. Evidence of the giving of irrevocable notice promptly terminating all committed revolving loan facilities in favor of Company, except the Linked Credit Agreement; and

            (f) Other Documents. Such other approvals, opinions, documents or materials as Administrative Agent or any Lender may reasonably request.

         4.02 Conditions to All Borrowings. The obligation of each Lender to make any Committed Loan to be made by it, and the obligation of any Lender to make any Competitive Bid Loan as to which Company has accepted the relevant Competitive Bid (including its initial Loan), or to continue or convert any Committed Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant disbursement date or Conversion/Continuation Date:

            (a) Notice of Borrowing or Conversion/Continuation. As to any Committed Loan, Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Lender) a Notice of Borrowing (or a Notice of Conversion/Continuation, as applicable);

            (b) Continuation of Representations and Warranties. The representations and warranties in Section 5 shall be true and correct, in all material respects, on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such disbursement date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); but the condition contained in this Subsection shall not apply to any Borrowing which does not increase the principal amount of the Loans; and provided further, that the requirements of this Subsection shall not apply to the representations made in Section 5.03(b).

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation and Competitive Bid Request submitted by Company hereunder shall constitute a representation and warranty by Company hereunder, as of the date of each such notice or request and as of each disbursement date or Conversion/Continuation Date, as applicable, that the conditions in this Section are satisfied.

SECTION 5.    REPRESENTATIONS AND WARRANTIES.
Company represents and warrants to Administrative Agent and Lenders that:

         5.01 Subsidiaries. Each of Company's Subsidiaries are set forth on
Schedule 5.01, along with its jurisdiction of incorporation and the percentage of its Voting Stock owned by Company and/or its Subsidiaries. Those Subsidiaries listed in Part 1 of said Schedule 5.01 constitute Principal Subsidiaries. Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

         5.02 Corporate Organization and Authority. Company and each Principal Subsidiary,

            (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

            (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

            (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except those jurisdictions, taken individually and in the aggregate, where the failure to be so licensed or qualified would not have a Material Adverse Effect.

         5.03 Financial Statements.

            (a) The consolidated balance sheet of Company and its consolidated Subsidiaries as of August 31, 2000, and the statement of income and retained earnings and cash flows for the fiscal year ended on said date, accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by Company and otherwise without qualification except as therein noted, by Deloitte & Touche, LLP, have been prepared in accordance with GAAP consistently applied except as therein noted and present fairly the financial position of Company and its Subsidiaries as of such date and the results of their operations and their cash flows for such period.

            (b) Since August 31, 2000 and except as otherwise disclosed in Company's public filings with the SEC through the Closing Date, there has been no change in the condition, financial or otherwise, of Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.04 Indebtedness. All Funded Debt and Capitalized Leases of Company and its Principal Subsidiaries outstanding on the Closing Date are accurately described on Schedule 5.04.

         5.05 Full Disclosure. Neither the financial statements referred to in
Section 5.03 nor any other written statement furnished by Company to Lenders in connection with the negotiation of the Loan Documents, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to Company or its Principal Subsidiaries which Company has not disclosed to Administrative Agent and Lenders in writing which materially affects adversely nor, so far as Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of Company and its Principal Subsidiaries, taken as a whole.

         5.06 Pending Litigation. Except as otherwise disclosed in Company's public filings with the SEC through the Closing Date, there are no proceedings pending or, to the knowledge of Company, threatened against or affecting Company or any Principal Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which may reasonably be expected to have a Material Adverse Effect.

         5.07 Title to Properties. Company and each Principal Subsidiary has good and indefeasible title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in Section 5.03, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by this Agreement.

         5.08 Patents and Trademarks. Company and each Principal Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

         5.09 Loan Documents are Legal and Authorized. The execution, delivery and performance by Company of the Loan Documents:

            (a) are within the corporate powers of Company;

            (b) will not violate any provisions of any law or any order of any court or Governmental Authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Organization Documents of Company or any indenture or other agreement or instrument to which Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of Company; and

            (c) have been duly authorized by proper corporate action on the part of Company (no action by the stockholders of Company being required by law, by the Organization Documents of Company or otherwise), executed and delivered by Company, and this Agreement and the Notes constitute the legal, valid and binding obligations, contracts and agreements of Company enforceable in accordance with their respective terms.

         5.10 No Defaults. No Default or Event of Default has occurred and is continuing. Company is not in default in the payment of principal or interest on any Funded Debt and is not in default under any instrument or instruments or agreements under and subject to which any Funded Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         5.11 Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, federal or local, is necessary in connection with the execution and delivery by Company of the Loan Documents or compliance by Company with any of the provisions of the Loan Documents.

         5.12 Taxes. All tax returns required to be filed by Company or any Principal Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon Company or any Principal Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before August 31, 1997 the federal income tax liability of Company and its Principal Subsidiaries has been satisfied and either the period of limitations on assessment of additional federal income tax has expired or Company and its Principal Subsidiaries are involved in litigation which will not have a Material Adverse Effect. Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional federal or state income taxes due since said date is pending or to the knowledge of Company threatened. The provisions for taxes on the books of Company and each Principal Subsidiary are adequate for all open years, and for its current fiscal period.

         5.13 Use of Proceeds. Company shall use the proceeds of the Loans for working capital and other general corporate purposes, including the purchase or repayment of Company's commercial paper, and shall not use the proceeds in contravention of any Requirement of Law or any Loan Document. Neither Company nor any Principal Subsidiary is generally engaged in the business of purchasing or selling "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. The proceeds of the Loans shall not be used for the purpose of purchasing or carrying any such margin stock.

         5.14 ERISA. The consummation of the transactions provided for in the Loan Documents and compliance by Company with the provisions thereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to Administrative Agent and Lenders.

         5.15 Compliance with Law. Neither Company nor any Principal Subsidiary
(a) is in violation of any Requirement of Law to which it is subject or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of Company and its Principal Subsidiaries, taken as a whole, or impair the ability of Company to perform its obligations contained in the Loan Documents. Neither Company nor any Principal Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

         5.16 Compliance with Environmental Laws. Company is not in violation of any applicable federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation would have a Material Adverse Effect. Company does not know of any liability or class of liability of Company or any Principal Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. 9601, et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. 6901 et seq.), except as has been disclosed to Administrative Agent and lenders and none of such liability or class of liability, individually or in the aggregate, will have a Material Adverse Effect.

         5.17 Regulated Company. Neither Company nor any of its Subsidiaries is
(a) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-1, et seq.) or (b) a "holding company" or a "subsidiary company" or "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The application of the proceeds of the Loans and repayment thereof by Company and the performance by Company of the transactions contemplated by the Loan Documents will not violate any provision of said Acts, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

SECTION 6. COVENANTS. So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

         6.01 Corporate Existence, Etc. Company will preserve and keep in full force and effect, and will cause each Principal Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; but the foregoing shall not prevent any transaction permitted by Section 6.07.

         6.02 Insurance. Company will maintain, and will cause each Principal Subsidiary to maintain, insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

         6.03 Taxes, Claims for Labor and Materials, Compliance with Laws. Company will promptly pay and discharge, and will cause each Principal Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon Company or such Principal Subsidiary, respectively, or upon or in respect of all or any part of the property or business of Company or such Principal Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of Company or such Principal Subsidiary; but Company or such Principal Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of Company or such Principal Subsidiary or any material interference with the use thereof by Company or such Principal Subsidiary, and
(b) Company or such Principal Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. Company will promptly comply and will cause each Principal Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of Company and its Principal Subsidiaries or would result in any Lien not permitted under Section 6.06.

         6.04 Maintenance, Etc. Company will maintain, preserve and keep, and will cause each Principal Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         6.05 Nature of Business. Neither Company nor any Principal Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by Company and its Principal Subsidiaries would be substantially changed from the general nature of the business engaged in by Company and its Principal Subsidiaries on the Closing Date.

         6.06 Limitation on Liens. Company will not, and will not permit any Principal Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Principal Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

            (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, if payment thereof is not at the time required by Section 6.03;

            (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which Company or a Principal Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured or which are covered by insurance and which are removed within 60 days after attachment; but the aggregate amount of such judgments and awards shall not exceed $10,000,000;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, if in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

            (d) Liens securing Indebtedness of a Principal Domestic Subsidiary to Company or to another Principal Domestic Subsidiary;

            (e) Liens existing as of the Closing Date and reflected in Schedule
6.06 hereto and any extension, renewal or replacement of such liens in connection with the extension, renewal or refunding of the Indebtedness secured thereby, if (1) the principal amount of such Indebtedness is not increased, other than through the capitalization of accrued interest, and (2) such extension, renewal or replacement shall be limited to all or any part of the same property that secured the Lien extended, renewed or replaced (together with improvements on such property).

            (f) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition, alteration or improvement of fixed assets useful and intended to be used in carrying on the business of Company or a Principal Subsidiary (and any renewals or extensions of any Indebtedness so secured), including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by Company or a Principal Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, but (1) the Lien shall attach solely to the fixed assets acquired, altered or improved and (2) at the time of acquisition, alteration or improvement of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by Company or a Principal Subsidiary shall not exceed an amount equal to the lesser of the total cost of such acquisition, alteration or improvement or fair market value at the time of acquisition, alteration or improvement of such fixed assets (as determined in good faith by the Board of Directors of Company).

            (g) Liens in addition to those permitted by the foregoing clauses
(a) through (f) created after the Closing Date, if at the time of the creation of any such Lien and after giving effect thereto and to the application of the proceeds of any Indebtedness secured thereby, the aggregate amount of all Indebtedness secured by such Liens shall not exceed 15% of Consolidated Tangible Net Worth.

         6.07 Mergers, Consolidations and Sales of Assets.

            (a) Company will not, and will not permit any Principal Subsidiary to, consolidate with or be a party to a merger with any other corporation; but:

               (1) any Principal Domestic Subsidiary may merge or consolidate with or into Company or any other Principal Domestic Subsidiary, so long as in any merger or consolidation involving Company, Company shall be the surviving or continuing corporation;

               (2) Company may consolidate or merge with any other corporation if (A) either (i) Company shall be the surviving or continuing corporation, or
(ii) if Company is not
the surviving or continuing corporation, the corporation (hereinafter called the "Surviving Company") formed by such consolidation or the corporation into which Company shall have been merged (x) shall be a corporation organized under the laws of the United States, or any state, territory or possession of the United States or the District of Columbia; (y) shall have expressly and unconditionally assumed (by a written instrument satisfactory in form to the Required Lenders the due and punctual payment of the principal of and interest and premium, if any, on the Loans and the due and punctual performance of all the covenants and conditions of this Agreement and shall have furnished Administrative Agent an opinion of counsel satisfactory to Required Lenders to the effect that the instrument has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Company enforceable in accordance with its terms, and (z) shall have been approved by Required Lenders; but such approval requirement shall not apply if (x) the Surviving Company is a Subsidiary of Company, and (y) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing; and

               (3) any Principal Domestic Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to Company or any Principal Domestic Subsidiary.

            (b) Company will not, and will not permit any Principal Subsidiary to, sell all or any substantial part of its assets, except for full, fair and reasonable consideration.

            (c) Company will not, and will not permit CMC Steel Fabricators, Inc.; Howell Metals Company; Owen Electric Steel Company of South Carolina; SMI Steel, Inc., and Structural Metals, Inc. (collectively, the "Securitizing Subsidiaries") to, sell, securitize or otherwise transfer or encumber accounts receivable resulting in funding aggregating more than $160,000,000 at any one time outstanding, except as the same may be permitted by Section 6.06, 6.07(a)(3) or 6.07(b).

            (d) Company will not permit any Subsidiary other than the Securitizing Subsidiaries to sell, securitize or otherwise transfer or encumber accounts receivable, except as the same may be permitted by Section 6.06, 6.07(a)(3) or 6.07(b).

            (e) If any Person becomes a Principal Domestic Subsidiary after the occurrence of a Trigger Event, such new Principal Domestic Subsidiary shall promptly execute and deliver to Administrative Agent a joinder to the Principal Domestic Subsidiary Guaranty, together with resolutions, certificates, legal opinions, approvals, documents and materials analogous to those delivered by Company pursuant to Section 4.01, all in form and substance reasonably acceptable to Administrative Agent.

         6.08 Guaranties. Company will not, and will not permit any Principal Subsidiary to, become or be liable in respect of any Guaranty except (a) Guaranties of the obligations of Company under this Agreement, the Linked Credit Agreement or both and (b) Guaranties by Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by Company or any Subsidiary in compliance with the provisions of this Agreement.

         6.09 Transactions with Affiliates. Company will not, and will not permit any Principal Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of, and pursuant to the reasonable requirements of, Company's or such Principal Subsidiary's business and upon fair and reasonable terms no less favorable to Company or such Principal Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; but Company may make charitable contributions to The Feldman Foundation, a private trust organized under the laws of Texas and a not-for-profit entity under Section 510(c)(3) of the Code, in an amount up to 5% of Company's pre-tax profit in any fiscal year.

         6.10 Termination of Pension Plans. Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of Company or any Subsidiary pursuant to Section 4068 of ERISA.

         6.11 Reports and Rights of Inspection. Company will keep, and will cause each Principal Subsidiary to keep, proper books of record and account in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this Section and concurred in by the independent public accountants referred to in Section 6.11(b)), and will furnish to Administrative Agent for the benefit of Lenders (in duplicate if so specified below or otherwise requested):

            (a) Quarterly Statements. As soon as available and in any event within 50 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

               (1) consolidated and consolidating (by business segment) balance sheets of Company and its consolidated Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year;

               (2) consolidated and consolidating (by business segment) statements of income of Company and its consolidated Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year; and

               (3) consolidated statements of cash flows of Company and its consolidated Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of Company, and Company further agrees to provide with such financial statements information (by business segment) as to the amount charged to amortization and depreciation expense, interest expense, rental expense and net capital spending, in each case for the periods indicated above and the unamortized balance of goodwill as at the end of the periods indicated above;

            (b) Annual Statements. As soon as available and in any event within 100 days after the close of each fiscal year of Company, copies of:

               (1) consolidated and consolidating (by business segment) balance sheets of Company and its consolidated Subsidiaries as of the close of such fiscal year;

               (2) consolidated and consolidating (by business segment) statements of income and retained earnings of Company and its consolidated Subsidiaries for such fiscal year; and

               (3) consolidated statements of cash flows of Company and its consolidated Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, and Company further agrees to provide with such financial statements information (by business segment) as to the amount charged to amortization and depreciation expense, interest expense, rental expense and capital spending for such fiscal year and the unamortized balance of goodwill as of the end of such fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of a firm of independent public accountants of recognized national standing selected by Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Company and its consolidated Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP, without expressing a doubt as to the ability of Company to continue as a going concern, and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

            (c) SEC Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

            (d) ERISA Reports. Promptly upon the occurrence thereof, written notice of (1) a Reportable Event with respect to any Plan; (2) the institution of any steps by Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (3) the institution of any steps by Company or any ERISA Affiliate to withdraw from any Plan; (4) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (5) any material increase in the contingent liability of Company or any Principal Subsidiary with respect to any post-retirement welfare liability, or (6) the taking of any action by, or the initiation of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

            (e) Officer's Certificates. Within the periods provided in clauses
(a) and (b) above, a certificate of Company signed by an authorized financial officer of Company stating that such officer has reviewed the provisions of this Agreement and setting forth (1) the information and computations (in sufficient detail) required in order to establish whether Company was in compliance with the requirements of Sections 2.07(b), 6.12 and 6.13 at the end of the period covered by the financial statements then being furnished, and (2) whether there existed as of the date of such financial statements, and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action Company is taking and proposes to take with respect thereto;

            (f) Notice of Default. Promptly upon the occurrence thereof, written notice of any Default.

            (g) Requested Information. With reasonable promptness, such other data and information regarding the business or financial condition of Company and its Subsidiaries, as Administrative Agent or any Lender may reasonably request.

         6.12 Interest Coverage Ratio. Company will maintain an Interest Coverage Ratio of at least 3.00 to 1.

         6.13 Consolidated Funded Debt. Company will not at any time permit the aggregate amount of all Consolidated Funded Debt to exceed 55% of Total Capitalization.

         6.14 Speculative Hedges. Company will not, and will not permit any Principal Subsidiary to, enter into any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest, currency exchange rate or commodity price hedging agreement except those entered into with the intention to hedge or mitigate risks to which Company or such Principal Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         6.15 Principal Domestic Subsidiaries.

            (a) Resolutions; Incumbency. As soon as available, but in no event more than 30 days after the Closing Date, Company will cause to be delivered to Administrative Agent, in form and substance satisfactory to Administrative Agent and each Lender, and in sufficient copies for each Lender, (1) copies of the resolutions of the board of directors of each Principal Domestic Subsidiary ratifying the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Principal Domestic Subsidiary, and (2) certificates of a Secretary or an Assistant Secretary of each Principal Domestic Subsidiary certifying the name and true signature of the officer (which shall be the same as the officer executing this Agreement) of such Principal Domestic Subsidiary authorized to execute, deliver and perform this Agreement on behalf of such Principal Domestic Subsidiary.

            (b) Guaranty. Promptly after the occurrence of a Trigger Event, Company shall cause the Principal Domestic Subsidiaries (as of the date of such Trigger Event) to execute and deliver a Principal Domestic Subsidiaries Guaranty, together with resolutions, certificates, legal opinions, approvals, documents and materials analogous to those delivered by Company pursuant to Section 4.01, all in form and substance reasonably acceptable to Administrative Agent; but such execution and delivery shall not excuse a breach of Section 6.13, and Administrative Agent's acceptance of the same shall not waive a breach of Section 6.13.

SECTION 7.    EVENTS OF DEFAULT

         7.01 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. Company fails to pay, (1) when and as required to be paid herein, any amount of principal of any Loan or any amount of interest on any Competitive Bid Loan, or (2) within five days after the same becomes due, any interest, fee or any other amount payable under any Loan Document; or

            (b) Representation or Warranty. Any representation or warranty by Company or any Subsidiary made or deemed made in any Loan Document, or which is contained in any certificate, document or financial or other statement by Company, any Subsidiary, or any Responsible Officer, furnished at any time under any Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.12 or 6.13; or

            (d) Other Defaults. Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (1) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (2) the date upon which written notice thereof is given to Company by Administrative Agent or any Lender; or

            (e) Cross-Default. Company or any Principal Subsidiary (1) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (2) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable before its stated maturity; or

            (f) Insolvency; Voluntary Proceedings. Company or any Principal Subsidiary (1) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (2) voluntarily ceases to conduct its business in the ordinary course; (3) commences any Insolvency Proceeding with respect to itself, or (4) takes any action to effectuate or authorize any of the foregoing; or

            (g) Involuntary Proceedings. (1) Any involuntary Insolvency Proceeding is commenced or filed against Company or any Principal Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Company's or any Principal Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (2) Company or any Principal Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding, or (3) Company or any Principal Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (h) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

            (i) Change in Control. A Change in Control shall occur.

         7.02 Remedies. If any Event of Default occurs, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

            (a) declare the commitment of each Lender to make Committed Loans to be terminated, whereupon such commitments shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Company; and

            (c) exercise on behalf of itself and Lenders all rights and remedies available to it and Lenders under the Loan Documents or applicable law;

but upon the occurrence of any event specified in Sections 7.01(f) or 7.01(g) (in the case of Section 7.01(g)(1) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Administrative Agent or any Lender.

         7.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

SECTION 8.    ADMINISTRATIVE AGENT

         8.01 Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably (subject to Section 8.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         8.02 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         8.03 Liability of Administrative Agent. None of Administrative Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Company or any Subsidiary or Affiliate of Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of or any Loan Document, or for any failure of Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Loan Document, or to inspect the properties, books or records of Company or any of Company's Subsidiaries or Affiliates.

         8.04 Reliance by Administrative Agent.

            (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Company), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

            (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to that Lender.

            (c) Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 7; but unless and until Administrative Agent has received any such request, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

         8.05 Credit Decision. Each Lender acknowledges that none of Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any review of the affairs of Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that such Lender has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of Company and its Subsidiaries, and all applicable Lender regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of Company. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of Company which may come into the possession of any of Administrative Agent-Related Persons.

         8.06 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of Company and without limiting the obligation of Company to do so), pro rata, from and against any and all Indemnified Liabilities; but no Lender shall be liable for the payment to Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

         8.07 Administrative Agent in Individual Capacity. HSBC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Company and its Subsidiaries and Affiliates as though HSBC were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, HSBC or its Affiliates may receive information regarding Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of Company or such Subsidiary) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, HSBC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent, and the terms "Lender" and "Lenders" include HSBC in its individual capacity.

         8.08 Successor Administrative Agent. Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders (with the consent of Company, such consent not to be unreasonably withheld or delayed) shall appoint from among Lenders a successor agent for Lenders. If no successor Administrative Agent is appointed before the effective date of the resignation of Administrative Agent, Administrative Agent may appoint,

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after consulting with Lenders and Company, a successor Administrative Agent from among Lenders. Upon the acceptance of its appointment as successor
Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative
Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 and Sections 9.04 and 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

SECTION 9.    MISCELLANEOUS

         9.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent at the written request of the Required Lenders) and Company and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; but no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders and Company and acknowledged by Administrative Agent, do any of the following:

            (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 7.02);

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (2) below) any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for Lenders or any of them to take any action hereunder;

            (e) amend this Section or Section 2.14, 2.16(a) or 6.15, or any provision herein providing for consent or other action by all Lenders; or

            (f) release the Principal Domestic Subsidiaries Guaranty after the same has been executed and delivered;

and, provided further, that (1) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document, and (2) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         9.02 Notices.

            (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by Company by facsimile (1) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 9.02, and
(2) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 9.02; or, as directed to Company or Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Company and Administrative Agent.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Section 2 or 8 to Administrative Agent shall not be effective until actually received by Administrative Agent.

            (c) Any agreement of Administrative Agent and Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Company. Administrative Agent and Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Company to give such notice and Administrative Agent and Lenders shall not have any liability to Company or any other Person on account of any action taken or not taken by Administrative Agent or Lenders in reliance upon such telephonic or facsimile notice. The obligation of Company to repay the Loans shall not be affected in any way or to any extent by any failure by Administrative Agent and Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by Administrative Agent and Lenders of a confirmation which is at variance with the terms understood by Administrative Agent and Lenders to be contained in the telephonic or facsimile notice.

         9.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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
         9.04 Costs and Expenses. Company shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse HSBC (including in its capacity as Administrative Agent) within five Business Days after demand for all reasonable costs and expenses incurred by HSBC (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), any Loan Document and any other documents prepared in connection therewith, and the consummation of the transactions contemplated thereby, including reasonable Attorney Costs incurred by HSBC (including in its capacity as Administrative Agent) with respect thereto; and

            (b) pay or reimburse Administrative Agent, the Arranger and each Lender within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement or attempted enforcement of any rights or remedies under any Loan Document (including any Insolvency Proceeding or appellate proceeding).

         9.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, Company shall indemnify, defend and hold Administrative Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto, including any of the foregoing arising from the negligence of such Indemnified Party (all the foregoing, collectively, the "Indemnified Liabilities"); but Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person or from such Indemnified Party acting in violation of applicable law or in breach of the Loan Documents. The agreements in this Section shall survive payment of all other Obligations.

         9.06 Payments Set Aside. To the extent that Company makes a payment to Administrative Agent or Lenders, or Administrative Agent or Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by Administrative Agent.

         9.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent and each Lender.

         9.08 Assignments, Participations, etc.

            (a) Any Lender may, with the written consent of Company (at all times other than during the existence of an Event of Default) and Administrative Agent (at all times), which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (but no written consent of Company or Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or a lesser amount, if such lesser amount constitutes all of the remaining Loans and Commitment of the assigning Lender); but Company and Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (1) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Company and Administrative Agent by such Lender and the Assignee; (2) such Lender and its Assignee shall have delivered to Company and Administrative Agent an Assignment and Acceptance Agreement in the form of Exhibit D ("Assignment and Acceptance") together with any Note or Notes subject to such assignment, and (3) the assignor Lender or Assignee has paid to Administrative Agent a processing fee in the amount of $3,500.

            (b) From and after the date that Administrative Agent notifies the assignor Lender that it has received (and provided its consent and obtained Company's consent, if required, with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (1) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (2) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) Within five Business Days after its receipt of (1) request therefor; (2) the Note(s),if any, previously held by the assignee Lender, and
(3) notice by Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with Section 9.08(a)), Company shall execute and deliver to Administrative Agent, new Note(s) evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment and has requested the execution and delivery of Note(s), replacement Note(s) in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (d) Any Lender may at any time sell to one or more commercial Lenders or other Persons not Affiliates of Company (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "Originator") hereunder and under the other Loan Documents; but (1) the Originator's obligations under this Agreement shall remain unchanged; (2) the Originator shall remain solely responsible for the performance of such obligations; (3) Company and Administrative Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (4) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of Lenders as described in Sections 9.01(a) through (e). In the case of any such participation, the Participant shall not have any rights under any Loan Document, and all amounts payable by Company hereunder shall be determined as if such Originator had not sold such participation.

            (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve bank may enforce such pledge or security interest in any manner permitted under applicable law.

         9.09 Confidentiality. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by Company (or which by its nature necessarily constitutes confidential information or trade secrets of Company or any Subsidiary) and provided to it by Company or any Subsidiary, or by Administrative Agent on Company's or such Subsidiary's behalf, under any Loan Document, and neither it nor any of its Affiliates shall use or disclose any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (b) was or becomes available on a non-confidential basis from a source other than Company, if such source is not bound by a confidentiality agreement with Company known to such Lender; but any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(D) to the extent reasonably required in connection with any litigation or proceeding to which Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy under

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any Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, if such Person agrees in writing to keep such information confidential to the same extent required of Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate, and (I) to its Affiliates; but such disclosure by a Lender pursuant to clause (B) or (D) shall, to the extent permitted by applicable law, be preceded by such Lender's providing Company with reasonable written notice of such requirement of disclosure; and, thereafter, such Lender shall cooperate (to the extent permitted by applicable law and agreements) with Company's lawful efforts to prevent such disclosure.

         9.10 Set-off. In addition to any rights and remedies of Lenders provided by law, if an Event of Default exists and the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Company, any such notice being waived by Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document. Each Lender agrees promptly to notify Company and Administrative Agent after any such set-off and application made by such Lender; but the failure to give such notice shall not affect the validity of such set-off and application.

         9.11 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify Administrative Agent in writing of any changes in the address to which notices to that Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Administrative Agent shall reasonably request.

         9.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         9.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         9.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Company, Lenders, Administrative Agent and Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, any Loan Document.

         9.15 GOVERNING LAW AND JURISDICTION. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; BUT AGENT AND LENDERS SHALL RETAIN

ALL RIGHTS ARISING UNDER FEDERAL LAW. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF COMPANY, AGENT AND LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF COMPANY, ADMINISTRATIVE AGENT AND LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. COMPANY, AGENT AND LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         9.16 WAIVER OF JURY TRIAL. COMPANY, LENDERS AND AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. COMPANY, LENDERS AND AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         9.17 ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG COMPANY, LENDERS AND AGENT, AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       COMPANY:

                                       COMMERCIAL METALS COMPANY,
                                       as Company

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       ADMINISTRATIVE AGENT:

                                       HSBC BANK USA, as Administrative Agent

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       LENDERS:

                                       HSBC BANK USA, as Lender

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        as Lender

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       MELLON BANK, N.A., as Lender

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       BANK OF AMERICA, N.A., as Lender

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       COMERICA BANK, as Lender

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

         Each of the Principal Domestic Subsidiaries executes this Agreement to evidence its agreement to execute and deliver the Principal Domestic Subsidiaries Guaranty, together with resolutions, certificates, legal opinions, approvals, documents and materials analogous to those delivered by the Principal Domestic Subsidiaries pursuant to Section 4.01, all in form and substance reasonably acceptable to Administrative Agent, all as provided in Section 6.15, upon the occurrence of a Trigger Event.

                                       OWEN ELECTRIC STEEL COMPANY OF SOUTH
                                       CAROLINA; SMI STEEL, INC., and
                                       STRUCTURAL METALS, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                             of each of the above-named
                                             corporations

                                 SCHEDULE 2.01

                                  COMMITMENTS

                                    LENDERS

            Lender                                      Commitment
            ------                                      -----------
HSBC Bank USA                                           $27,000,000
The Bank of Tokyo-Mitsubishi, Ltd.                      $20,000,000
Mellon Bank, N.A.                                       $20,000,000
Bank of America, N.A.                                   $13,000,000
Comerica Bank                                           $10,000,000
                                                        -----------
            TOTAL                                       $90,000,000
                                                        ===========